Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

SEMCO CONTROLS, INC.

00001 00078

CERTIFICATE OF INCORPORATION

OF

SEMCO CONTROLS, INC.

1. The name of the corporation is SEMCO CONTROLS, INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

(a) Primarily and specifically to engage in scientific engineering and sales of products, processes, and equipment, in or outside this state, wherever located;

(b) To manufacture, use and deal in all materials and articles required in the scientific engineering and sales process, and all appliance, products, and property thereto;

(c) To undertake, conduct, manage, assist, promote, and to engage in or participate in every kind of research, scientific design or developmental work, pertaining to the manufacture, use, sale, lease of products;

(d) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

(e) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

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(f) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(g) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

(h) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

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(i) To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

(j) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interests therein, wherever situated.

(k) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

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(l) The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is Two Million Two Hundred Thousand (2,200,000) of which stock Two Million (2,000,000) shares of the par value of One Cent ($.0l) each, amounting in the aggregate to Twenty Thousand Dollars ($20,000) shall be Class A stock and of which Two Hundred Thousand (200,000) shares of the par value of Ten Cents ($.10) each, amounting in the aggregate to Twenty Thousand Dollars ($20,000) shall be Class B stock.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

(a) Dividends. The holders of the Class A shares and Class B shares, outstanding at the time, shall participate equally in dividends, share and share alike, as and when declared by the Board of Directors.

(b) Liquidation. In the event of the dissolution, liquidation, or winding up of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency, the assets and funds of the corporation shall be distributed among and paid to the holders of the Class A shares and Class B shares, share and share alike, and in proportion to their shareholdings. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the Class A shares and the holders of the Class B shares in the event of a consolidation, merger, lease, or sale, which does not in fact result in the liquidation or winding up of the enterprise.

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(c) Conversion. Each of the Class B shares of the Corporation may, from time to time, at the option of the holder thereof, be converted into Ten (10) Class A shares; but only when and if the pre-tax earnings of the corporation in any one fiscal year equals or exceeds Fifty Cents ($.50) per share based on the average number of Class A shares outstanding entering such fiscal year, including any Class A shares outstanding as a result of any prior conversions of Class B shares. Upon such event, the Class B shares may be convertible at the rates set forth in the following table. Conversion rights are based on the earnings in each fiscal year and such earnings shall not be accumulated from year to year for the purpose of determining conversion rights in any such fiscal year. The rate of conversion is based upon the total number of Class B shares originally outstanding and not upon the balance of class B shares remaining after conversion rights in part have been exercised. Any Class B shares not converted into Class A shares pursuant to the following table, for any reason, on or before December 31, 1978, shall be converted on the basis of one Class A share for each Class B share tendered thereafter for conversion, said conversion to be within Ninety (90) days from December 31, 1978.

TABLE OF CLASS B CONVERSION PRIVILEGES

Minimum Pre-Tax Annual Earnings	Maximum Percentages of Outstanding Class B Available for Conversion
$ .50	12.5%
$ .75	25%
$1.00	37.5%
$1.25	50%
$1.50	62.5%
$1.75	75%
$2.00	87.5%
$2.25	100%

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For the purpose of determining such convertibility, the term “pre-tax net annual earnings” shall mean the cumulative balance of net profits, income, gains, and losses (other than direct charges to surplus) of the Corporation and its subsidiaries, without deducting distributions therefrom to shareholders or transfers therefrom to stated capital or capital surplus, and prior to the deduction of, or the establishing of, a provision for any state or federal income taxes for each fiscal year. Where there are two or more holders of the issued and outstanding Class B shares, the right of conversion may be exercised by each holder of Class B shares in the same proportion as the number of Class B shares held by each such holder bears to the total number of the issued and outstanding Class B shares at that time. The holder of Class B shares desiring to avail himself of the option for conversion of shares as herein provided shall surrender up and deliver, duly endorsed in blank, the certificates representing the Class B shares to be converted to the duly designated and acting transfer agent of the corporation, and, at the same time, notify such transfer agent in writing over his signature that he desires to convert his Class B shares into Class A shares pursuant to these provisions. Upon receipt by the transfer agent of a certificate or certificates representing Class B shares with notice that the holder thereof desires to convert the same, all as herein provided, the corporation shall forthwith cause to be issued to the holder of the Class B shares surrendering the same Class A shares for each of the Class B shares surrendered for conversion, in accordance with the provisions contained herein, issuing and delivering to such holder a certificate in due form for such Class A shares.

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Class B shares which have been converted hereunder shall not be deemed issued shares in computing stated capital or for determining conversion rights hereunder, and they may be eliminated as provided by law.

(d) Antidilution. The number of Class A shares into which the Class B shares may be converted and the per share pre-tax earnings of the corporation required to be earned by the corporation in any fiscal year pursuant to the TABLE OF CLASS B CONVERSION PRIVILEGES as set out in paragraph (c) hereof shall be subject to adjustment from time to time in the event the corporation shall be recapitalized through the sub-division or combination of its outstanding common shares into a greater or smaller number of shares, then in each such case the number of Class A shares into which Class B shares may be converted and the per share pre-tax earnings required to be earned by the corporation in any fiscal year shall be increased or reduced accordingly.

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

JACK GOLDMAN	2709 McConnell Drive Los Angeles, California 90064

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HARVEY S. GILBERT	14929 Bryant Street Panorama City, California 91402

PAUL G. ALBERGHETTI	1424 Rising Glen Road Los Angeles, California 90069

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs

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of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in

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dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or Class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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WE, THE UNDERSIGNED, being each of the incorporators herein- before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 4th day of February, 1972.

/s/ Jack Goldman
JACK GOLDMAN

/s/ Harvey S. Gilbert
HARVEY S. GILBERT

/s/ Paul G. Alberghetti
PAUL G. ALBERGHETTI

STATE OF CALIFORNIA	)
) SS.
COUNTY OF LOS ANGELES	)

On this 4th day of February, 1972, before me, the undersigned, a Notary Public in and for said County and State residing therein, duly commissioned and sworn, personally appeared JACK GOLDMAN, HARVEY S. GILBERT and PAUL G. ALBERGHETTI, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

WITNESS my hand and official seal.

/s/ Marilyn M. Lightner Notary Public

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CERTIFICATE OF AMENDMENT BEFORE PAYMENT

OF CAPITAL

OF

SEMCO CONTROLS, INC.

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL OF SEMCO CONTROLS, INC.

SEMCO CONTROLS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That Article 1. of the Certificate of Incorporation be and hereby is amended to read as follows:

“1. The name of this corporation is SEMCO INSTRUMENTS, INC.”

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: This amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SEMCO CONTROLS, INC. has caused this Certificate to be signed by M. S. MOORE, President of SEMCO CONTROLS, INC. and attested by Irene Hudson, Secretary of SEMCO CONTROLS, INC. this 24th day of February, 1972.

SEMCO CONTROLS, INC.

By	/s/ M. S. Moore
M. S. Moore, President

ATTESTED:

SEMCO CONTROLS, INC.

By	/s/ Irene Hudson
Irene Hudson, Secretary

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CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF SEMCO INSTRUMENTS, INC.

SEMCO INSTRUMENTS, INC., a Delaware Corporation, does hereby certify that:

FIRST: Article 4 of the Certificate of Incorporation is hereby amended to read as follows:

“4.	The total number of shares of stock which the corporation shall have authority to issue is 5,000,000 shares of Class A Common Stock, $.01 par value per share.

At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.”

SECOND: Such amendment was adopted by resolution of the Board of Directors at a meeting of the Board of

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Directors held on August 5, 1982, and approved by a majority of the outstanding shares of stock entitled to vote at the Annual Meeting of Stockholders held on August 5, 1982.

THIRD: Such amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: The capital of the corporation will not be reduced under or by reason of said amendment.

Upon the filing of this Certificate with the Delaware Secretary of State each outstanding share of Class A Common Stock of One Cent ($0.01) par value will be redenominated and converted into two (2) shares of Class A Common Stock of One Cent ($0.01) par value.

IN WITNESS WHEREOF, SEMCO INSTRUMENTS, INC. (the “Company”), has caused this certificate to be signed by M.S. Moore, President of the Company and attested by Ed Boyer, Secretary of the Company, this 6th day of August, 1982.

SEMCO INSTRUMENTS, INC.

By:	/s/ M. S. Moore
M. S. Moore, President

ATTESTED:

/s/ Ed Boyer
Ed Boyer, Secretary

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            Semco Instruments, Inc.        07788-65                 a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the     9th     day of     February             1972, and recorded in the office of the Recorder of Deeds for         New Castle         County, the charter of which was Voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is             Semco Instruments, Inc.

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington                 ZIP CODE 19801 County of New Castle the name and address of its registered again is The Corporation Trust Company.

3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-ninth     day of February,     1984 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its charter until the         First             day of     March             A. D. 1984 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the Laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters,     M. S. Moore                     the last and acting President, and Edwin H. Boyer                                             , the last and acting Secretary of     Semco Instruments, Inc.                , have hereunto set their hands to this certificate this 4th         day of         December 1984        .

/s/ M. S. Moore
LAST AND ACTING PRESIDENT

ATTEST:	/s/ Edwin H. Boyer
LAST AND ACTING SECRETARY

Doc. 20-05/81/09/02

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8403450109 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF SEMCO INSTRUMENTS, INC.

SEMCO INSTRUMENTS, INC., a Delaware Corporation, does hereby certify that:

FIRST: Article 4 of the Certificate of Incorporation is hereby amended to read as set forth in full as follows:

4. The total number of shares of stock which the corporation shall have authority to issue is 5,000,000 shares of Class A Common Stock, $.01 par value per share.

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provisions as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of Directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

On the effective date of the amendment of this Article, each outstanding share of the Class A Common Stock, $.01 par value per share, of this corporation shall be split up, converted into and become two shares of Class A Common Stock, $.0l par value per share.

SECOND: Such amendment was adopted by resolution of the Board of Directors at a meeting of the Board of Directors held on October 31, 1984 and approved through Action by Consent of the Majority Stockholder of SEMCO INSTRUMENTS, INC., dated this 3rd day of December, 1984.

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THIRD: Such amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law.

FOURTH: The capital of the corporation will not be reduced under or by reason of said amendment.

Upon the filing of this Certificate with the Delaware Secretary of State each outstanding share of Class A Common Stock of $.01 par value will be redenominated and converted into two shares of Class A Common Stock of $.01 par value.

IN WITNESS WHEREOF, SEMCO INSTRUMENTS, INC. (the “Company”), has caused this certificate to be signed by M. S. Moore, President of the Company and attested by Ed Boyer, Secretary of the Company, this 3rd day of December, 1984.

SEMCO INSTRUMENTS, INC.

By	/s/ M. S. Moore

GENERAL ACKNOWLEDGMENT	NO. 301

State of California County of Los Angeles	}	SS.	On this the 4 day of December 1984, before me. Pilar Connelly,
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the undersigned Notary Public, personally appeared

Ed Boyer & Manuel Samuel Moore

☐ personally known to me

☒ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are subscribed to the within instrument, and acknowledged that they executed it.

WITNESS my hand and official seal.

/s/ Pilar Connelly

Notary’s Signature

7110 127	NATIONAL NOTARY ASSOCIATION — 23012 Ventura Blud — PO Box 4825 — Woodland Hill, CA 91384

877243052

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SEMCO INSTRUMENTS, INC.

SEMCO INSTRUMENTS, INC., a Delaware Corporation, does hereby certify that:

FIRST: The first paragraph of Article 4 of the Certificate of Incorporation is hereby amended to read as set forth in full as follows:

4. The total number of shares of stock which the corporation shall have authority to issue is 6,000,000 shares of Class A Common Stock, $.01 par value per share.

SECOND: Such amendment was adopted by resolution of the Board of Directors on July 30, 1987 by unanimous written consent and approved through Action by Consent of the Majority Stockholders, dated the 30th day of July, 1987.

THIRD: Such amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law.

FOURTH: The capital of the corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Semco Instruments, Inc. has caused

this Certificate to be signed by M.S. Moore, its President of the Company and attested by Edwin Boyer, its Secretary this 30th day of July, 1987.

SEMCO INSTRUMENTS, INC.

By	/s/ M.S. Moore
M.S. Moore, President

ATTESTED:

/s/ Edwin Boyer
Edwin Boyer - Secretary

STATE OF CALIFORNIA	)
) SS.
COUNTY OF LOS ANGELES	)

On July 30, 1987 before me, the undersigned, a Notary Public in and for said State, personally appeared M.S. Moore, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as President and Secretary personally known to me or proved to me on the basis of satisfactory evidence to be the preson who executed the within instrument as President of SEMCO INSTRUMENTS, INC. and acknowledged to me that such Corporation executed it pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.

/s/ Irving Leites
Notary Public

728302090 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF SEMCO INSTRUMENTS, INC.

SEMCO INSTRUMENTS, INC., a Delaware Corporation, does hereby certify that:

FIRST: The following paragraph shall be added as Article 11 of the Certificate of Incorporation to read as set forth in full as follows:

11. No director of the corporation shall have any personal liability to the corporation or its stockholders for momentary damages for breach of fiduciary duty as a director, except in the following instances:

(a)	For acts or omissions in breach of the director’s duty of loyalty to the corporation or its stockholders;

(b)	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c)	For acts or omissions authorizing the corporation to engage in transactions in violation of section 174 of the General Corporation law; or

(d)	For engaging in any transaction through which

the director derived an improper personal benefit.

The limitation of liability provided for by this Article 11 shall not serve to eliminate or limit the liability of any director for any act or omission which occurred prior to the effective date hereof.

SECOND: Such amendment was adopted by resolution of the Board of Directors on July 27, 1988 by unanimous written consent and approved through Action by consent of the Majority Stockholders, dated the 27th day of July, 1988.

THIRD: Such amendment had been duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law.

IN WITNESS WHEREOF, Semco Instruments, Inc. has caused this Certificate to be signed by M.S. Moore, its President of the Company and attested by Edwin Boyer, its Secretary this 12th day of October, 1988.

SEMCO INSTRUMENTS, INC.

By:	/s/ M. S. Moore
M. S. Moore, President

ATTESTED:

/s/ Edwin Boyer
Edwin Boyer-Secretary

STATE OF CALIFORNIA	)
) SS.
COUNTY OF LOS ANGELES	)

On October 12, 1988 before me, the undersigned, a Notary Public in and for said State, personally appeared M.S. Moore personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) who executed the within instrument as M.S. Moore personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as President of SEMCO INSTRUMENTS, INC. and acknowledged to me that such Corporation executed it pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.

/s/ Irving Leites
Notary Public